CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Critical Math Fund, a series of shares of Northern Lights Fund Trust.  Such reference is included in the Prospectus under “Independent Accountants” and in the Statement of Additional Information under “Independent Registered Public Accounting Firm”.

                                                                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

January 26, 2006